MUNIHOLDINGS NEW YORK INSURED FUND, INC.

FILE # 811-8217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/17/2005	New York City 5% 3/1/30 or 35	950,765,000	6,000,000

Citigroup

Bear Stearns

Morgan Stanley

UBS Financial Services

MR Beal & Co.

First Albany Capital

Goldman

JP Morgan

Lehman

Merrill & Co.

Ramirez & Co.

Roosevelt & Cross

Advest

Apex Pryor

Banc of America

CIBC World Markets

RBC Dain Rauscher

AG Edward & Sons

Jackson Securities

Janney Montgomery Scott

Legg Mason Wood

Loop Capital Markets

Popular Securities

Prager, Sealy & Co.

Raymond James & Assoc.

Wachovia

3/16/2005	NY State Thruway Authority 5% 1/1/30	624,570,000	2,500,000	Citigroup UBS Financial Services Merrill Lynch & Co Advest Banc of America CIBC World Markets First Albany Capital Jackson Securities Raymond James & Assoc
3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/29 - 7/1/30	993,450,000	7,050,000	JP Morgan Merrill & Co. Morgan Stanley Banc of America Citigroup Global Markets Goldman Sachs Lehman Raymond James & Assoc Ramirez & Co. UBS Financial Services Wachovia